Exhibit 10.50

American Retirement Corporation (the “Company”)

2004 and 2005 Additional Bonus Criteria Under Officer’s Incentive Compensation Plan

I.     2004 ADDITIONAL CRITERIA. For fiscal 2004, the Compensation Committee of the Company’s Board of Directors approved certain additional bonus criteria under the Company’s Officer’s Incentive Compensation Plan, a copy of which has been filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “Plan”). For fiscal 2004, bonuses under Parts B and C of the Plan were predicated on targets (in addition to EBITDAR) based upon entrance fee sales levels and increasing occupancy at certain free-standing assisted living communities.

II.     2005 ADDITIONAL CRITERIA. For fiscal 2005, the Compensation Committee of the Company’s Board of Directors approved certain additional bonus criteria under the Plan. For fiscal 2005, bonuses under Parts B and C of the Plan will be predicated on targets (in addition to EBITDAR) based upon increasing occupancy at certain free-standing assisted living communities.